Exhibit 99.1

TUMI HOLDINGS ANNOUNCES STOCKHOLDER ADOPTION OF THE MERGER AGREEMENT WITH SAMSONITE INTERNATIONAL S.A.

SOUTH PLAINFIELD, NJ (July 12, 2016) - Tumi Holdings, Inc. (NYSE: TUMI) (“Tumi”) announced today that its stockholders have voted to adopt the previously announced Agreement and Plan of Merger, dated as of March 3, 2016 (the “Merger Agreement”), with Samsonite International S.A. ("Samsonite") (SEHK: 1910), whereby Samsonite will acquire Tumi through an indirect wholly-owned subsidiary of Samsonite.
Approximately 96.8% of the votes cast at today’s special meeting of stockholders voted in favor of the adoption of the Merger Agreement. This represents approximately 88.5% of Tumi’s total outstanding shares of common stock as of the June 3, 2016 record date and constitutes a majority of the outstanding shares of Tumi common stock entitled to vote at the special meeting, as required to adopt the Merger Agreement under the General Corporation Law of the State of Delaware. A quorum of 91.3% of Tumi’s total outstanding shares of common stock as of the June 3, 2016, record date voted at the special meeting.
In addition, approximately 97.8% of votes cast by Tumi stockholders at the special meeting approved, by means of a non-binding, advisory basis, specified compensation that may become payable to Tumi’s principal executive officer and principal financial officer, in addition to Tumi’s other three most highly compensated executive officers, in connection with the merger.
Upon completion of the merger, Tumi’s stockholders will be entitled to receive $26.75 in cash, without interest, for each share of Tumi’s common stock that such stockholder owns. The merger, which is expected to be completed in the second half of 2016, is subject to the receipt of approval by Samsonite shareholders, and the satisfaction of certain remaining customary closing conditions as set forth in the Merger Agreement and discussed in detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission by Tumi on June 3, 2016.
About Tumi

Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in approximately 2,100 points of distribution from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the proposed transaction between Tumi Holdings, Inc. (“Tumi”) and Samsonite International S.A. (“Samsonite”). These statements are based on the current expectations of Tumi management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Tumi’s and Samsonite’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Tumi and Samsonite operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Tumi and Samsonite operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Tumi’s or Samsonite’s management team; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the expected benefits of the transaction or that the approval of the shareholders of Samsonite for the transaction is not obtained; those discussed in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file with the Securities and Exchange Commission (“SEC”) or in the proxy statement on Schedule 14A that was filed with the SEC by Tumi on June 3, 2016. There may be additional risks that Tumi does not presently know or that Tumi currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Tumi’s expectations, plans or forecasts of future events and views as of the date of this communication. Tumi anticipates that subsequent events and developments will cause Tumi’s assessment to change. However, while Tumi may elect to update these forward-looking statements at some point in the future, Tumi specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Tumi’s assessments as of any date subsequent to the date of this communication.

Contacts
Investor Relations:
ICR, Inc.
Jean Fontana / Joseph Teklits, 203-682-8200
jean.fontana@icrinc.com
or
Media Relations:
ICR, Inc.
Alecia Pulman / Brittany Fraser, 646-277-1231
brittany.fraser@icrinc.com